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                                                            EXHIBIT 23.5

CONSENT OF RAYMOND JAMES & ASSOCIATES, INC.

   The undersigned on behalf of Raymond James & Associates ("RJ") hereby consent to the inclusion of RJ's fairness opinion delivered on October 30, 1997 to the Board of Directors of BEC Group, Inc. ("BEC") in BEC's Registration Statement on Form S-4, filed with the Securities and Exchange Commission on November 17, 1997.


                                           /s/ Raymond James & Associates, Inc.
                                           ------------------------------------
                                               Raymond James & Associates, Inc.